UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________________
FORM 8-K
__________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2016
 __________________________________
INTERNATIONAL SPEEDWAY
CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Florida	000-02384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Daytona Boulevard, Daytona Beach, Florida		32114
(Address of Principal Executive Offices)		(Zip Code)
(386) 254-2700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the annual meeting of ISC shareholders on April 13, 2016, Christy F. Harris; Morteza Hosseini; and William P. Graves were re-elected as directors to hold office until the annual meeting of shareholders to be held in 2019.
Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure
Section 8 – Other Items

Item 8.01	Other Items
On April 13, 2016 the Company issued a press release which announced the declaration of an annual dividend of $0.41 per share, payable on June 30, 2016, to common stockholders of record on May 31, 2016; and reported the re-election of the directors listed above.
Separately, on April 13, 2016, ISC appointed two key employees to Company officers: Jeff Boerger, Managing Director of ISC Development and President of Kansas Speedway Development Corporation has been promoted to Vice President, ISC Corporate Development and President, Kansas Speedway Development Corporation; and Derek Muldowney, Executive Vice President of ISC Design and Development, has been promoted to Vice President, ISC and President, Design and Development.
A copy of the release is attached as an exhibit to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Attached herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)

Date:	April 13, 2016	By:	/s/ Brett M. Scharback
Brett M. Scharback
Vice President - Deputy General Counsel